Exhibit 99.2

                                     [LOGO]
                               AMERICAN FINANCIAL
                                  REALTY TRUST

FOR IMMEDIATE RELEASE

AT THE COMPANY                     FRB / WEBER SHANDWICK
Muriel Lange                       Diane Hettwer                  Joe Calabrese
Investor Relations                 (Analyst Info)                 (General Info)
(215) 887-2280                     (312) 640-6745                 (212) 445-8434
Email: mlange@afrt.com

                    AMERICAN FINANCIAL REALTY TRUST ANNOUNCES
                     2003 THIRD QUARTER & NINE-MONTH RESULTS

JENKINTOWN, Pa., November 5, 2003 - American Financial Realty Trust (NYSE: AFR), a real estate investment trust focused on acquiring and leasing properties occupied by financial institutions, today reported results for the third quarter of 2003 and nine months ended September 30, 2003.

2003 Third Quarter Highlights

o     AFR closed all of the transactions pending from the IPO.

o During the third quarter of 2003, AFR acquired 175 owned and leasehold properties containing an aggregate of approximately 1.2 million square feet.

o During the third quarter of 2003, AFR disposed of 19 properties containing an aggregate of approximately 158,560 square feet for a net gain of approximately $3.5 million, net of a $964,000 tax provision.

o At September 30, 2003, AFR owned or held leasehold interests in 592 properties containing an aggregate of approximately 16.6 million square feet.

o Revenues more than doubled to $48.2 million in the third quarter of 2003 from $19.3 million in the second quarter of 2003.

o AFFO more than doubled to $24.3 million in the third quarter of 2003 from $10.5 million in the second quarter of 2003.

o Net income (loss) for the third quarter of 2003 was $718,000, as compared to ($12.9) million in the second quarter of 2003.

o Dividend of $0.25 per share paid on October 15, 2003 to shareholders of record on September 30, 2003.

2003 Third Quarter Results

Funds from operations (FFO) for the period ended September 30, 2003 were $14.9 million, or $0.13 per diluted share. Included in FFO for the third quarter of 2003 are net gains from the sale of properties totaling $3.5 million, net of a $964,000 tax provision. FFO as determined by the Company represents net income
(loss) before minority interest in the Company's operating partnership, computed in accordance with generally accepted accounting principles (GAAP), including gains or losses from sales of properties, real estate related depreciation and amortization (excluding amortization of deferred costs).

Adjusted funds from operations (AFFO) for the third quarter of 2003 totaled $24.3 million. AFFO is defined by the Company as FFO adjusted by straight line rent, revenue enhancing expenditures for tenant improvements and leasing commissions and the amortization of various deferred costs.

Third quarter 2003 revenues were $48.2 million. Net income for the third quarter of 2003 was $718,000, or less than $0.01 per diluted share. The weighted average diluted common shares outstanding were 112,195,055 for the third quarter of 2003.

2003 Nine-Month Results

FFO for the nine months ended September 30, 2003 were $17.0 million, or $0.24 per diluted share. Included in FFO for the first nine months are net gains from the sale of properties totaling approximately $3.9 million, net of a $964,000 tax provision. AFFO for the first nine months of 2003 totaled $48.3 million.

Revenues for the nine months ended September 30, 2003 totaled $83.5 million. Net loss for the first nine months of 2003 totaled $9.3 million, or ($0.13) per diluted share. Approximately $9.2 million of this loss was attributable to a one time charge that the Company took in the second quarter 2003 in connection with the liquidation of the Company's mortgage backed securities portfolio prior to its initial public offering. The weighted average diluted common shares outstanding were 70,026,393 for the first nine months of 2003.

Third Quarter Acquisitions

American Financial completed $186.0 million of acquisitions during the third quarter of 2003, bringing total acquisitions in 2003 to approximately $1.5 billion. The third quarter acquisitions included:

o 21 Bank Branch Properties -- On August 28, 2003, the Company acquired 21 vacant bank branches, located in California and Nevada, from Citibank
      (West), FSB, a subsidiary of Citigroup Inc., for an aggregate purchase price of approximately $9.31 million. The branches contain 120,627 square feet and are among 33 overlapping branches that were consolidated into adjacent branches following Citibank's acquisition of California Federal Bank in 2002. The portfolio includes 7 owned

----------
(1) The $1.8 million differential from the amount previously reported in the press release dated August 20, 2003, represents credit received by AFR for assumption of leasehold interest.

      properties  and  14  properties  where  the  Company  assumed   Citibank's
      leasehold interest.

o 31 Properties Leased to KeyBank, N.A. -- On September 16, 2003, the Company announced the acquisition from Prefco Quatre, LLC of 31 properties leased to KeyBank, N.A. containing 153,950 square feet. The total acquisition cost was approximately $36.4 million. The average annual contractual  rent  under  the lease  through  2011 is  approximately  $3.5 million.

o 97 Bank Branches Leased to Primarily Leased to Bank of America -- On September 25, 2003, the Company announced the acquisition from Prefco III Limited Partnership of 97 bank branch properties containing 479,418 square feet. Bank of America, N.A. will lease 73 of the properties for 20 years on a triple-net lease basis. Among the other properties, seven will be leased to Bank of America, N.A. for varying terms, 14 are subleased with leases expiring in December 2008, and the remaining three are vacant. The purchase price for the portfolio was $89.2 million. The 2004 contractual rent for the properties leased to Bank of America is approximately $7.5 million. The 2004 contractual rent for the 14 subleased properties is approximately $600,000. The Company anticipates receiving annual rent of approximately $500,000 from the three branches that are currently vacant.

o Class A Office Building -- On September 30, 2003, the Company acquired all of the general and limited partnership interests of First States Wilmington JV, L.P. ("FSW"), the beneficial owner of Three Beaver Valley Road, a Class A office building containing 263,058 square feet. The property, located in Wilmington, Delaware, is fully occupied and leased on a triple-net basis to American International Insurance Company (a wholly owned subsidiary of American Insurance Group) and Wachovia Bank, National Association, with combined 2004 contractual rent of approximately $4.6 million. The total consideration paid by the Company for the FSW interests was approximately $51.7 million, of which $44.8 million consisted of the assumption of debt encumbering the property. The remaining consideration consisted primarily of units of limited partnership in the Company's operating partnership issued to the partners of FSW.

Portfolio Overview

As of September 30, 2003, the Company owned or held leasehold interests in 592 properties located in 27 states and Washington, D.C. The portfolio consisted of 373 bank branches and 219 office buildings, containing an aggregate of approximately 16.6 million square feet. As of September 30, 2003, 87.3% of the Company's annualized contractual rent for the ensuing 12 month period will be derived from financial institutions in the aggregate, 86.9% will be derived from tenants under net leases and 82.9% will be derived from financial institutions with a current credit rating of A or better as reported by Standard & Poor's.

--------------------------------------------------------------------------------
                                                3rd Quarter         2nd Quarter
                                              Sept. 30, 2003       June 30, 2003
--------------------------------------------------------------------------------
Number of Properties                               592                  435
--------------------------------------------------------------------------------
-- Branches                                        373                  222
--------------------------------------------------------------------------------
-- Office Buildings                                219                  213
--------------------------------------------------------------------------------
Number of States                                 27 & DC              25 & DC
--------------------------------------------------------------------------------
Total Square Feet                               16,551,861          15,456,662
--------------------------------------------------------------------------------
-- Branches                                     1,909,453           1,120,694(2)
--------------------------------------------------------------------------------
-- Office Buildings                             14,642,408         14,335,968(2)
--------------------------------------------------------------------------------
Overall Occupancy                                 88.6%                89.4%
--------------------------------------------------------------------------------
-- Branches                                       83.2%                85.4%
--------------------------------------------------------------------------------
-- Office Buildings                               89.3%                89.7%
--------------------------------------------------------------------------------
% Occupied by "A" Rated Tenant                    82.9%                81.2%
--------------------------------------------------------------------------------
% Occupied by Financial Institution               87.3%                86.7%
--------------------------------------------------------------------------------
Lease Expiration (within 1 year)                   2.8%(3)              2.2%
--------------------------------------------------------------------------------
Average Remaining Lease Term (years)              13.4                 13.8
--------------------------------------------------------------------------------

Comments from Management

Nicholas S. Schorsch, president and chief executive officer of American Financial Realty Trust said, "Our third quarter was very successful, as we closed all of the transactions pending from our IPO. During the third quarter, our AFFO more than doubled to $24.3 million from $10.5 million in the second quarter. Although the impact on our third quarter results was modest, the three transactions that we closed in late September will significantly enhance our results going forward."

Mr. Schorsch added, "We are pleased with the progress we have made in our initial growth phase. Our property portfolio has grown from approximately $250.0 million to more than $1.6 billion since our private offering in September 2002. Given the breadth of our customer relationships and the inherent strength in our niche market, we believe that we will continue to experience strong growth opportunities in the future."

Third Quarter Dividend

American Financial declared a dividend of $0.25 per share on the Company's common shares of beneficial interest for the third quarter of 2003. The dividend was paid on October 15, 2003, to shareholders of record on September 30, 2003.

Conference Call

Management will conduct a conference call and audio webcast at 10:00 am ET on November 5, 2003 to review the Company's quarterly results. The conference call dial-in number is 303-262-2130. The audio webcast will be available to the public, on a listen-

----------
(2) June 30, 2003 branch and office occupied and rentable square feet vary from previously disclosed numbers as a result of reclassification of square footage in the portfolio.

(3) 824,433 square feet of short-term Bank of America from the June 2003 settlement are excluded and represent an additional 4.6% of leases expiring in June 2004.

only basis, via the Investor Relations section of the Company's website at www.afrt.com or at www.ccbn.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A replay of the conference call will be available through November 12, 2003 by dialing 303-590-3000, pass-code 555965. An online archive of the webcast will be available through December 5, 2003 by accessing the Company's website at www.afrt.com.

Supplemental Quarterly Financial and Operating Data

American Financial publishes supplemental quarterly financial and operating and financial data which can be found under the Investor Relations section of the company's website at www.afrt.com. These materials are also available via e-mail by calling 212-445-8434.

Non-GAAP Financial Measures

The Company believes that FFO is helpful to investors as a measure of the Company's performance as an equity REIT because it provides investors with an understanding of our operating performance and profitability. In addition, because this measure is commonly used in the REIT industry, the Company's use of FFO enables investors to compare our performance with that of other REITs. AFFO is a computation made by analysts and investors to measure a real estate company's cash flow generated from operations. The Company believes that AFFO is helpful to investors as a measure of our liquidity position, because, along with cash flows from operating activities, this measure provides investors with an understanding of our ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, the Company's use of AFFO enables investors to compare our liquidity position with that of other REITs. The
Company's calculations of FFO and AFFO may differ from the methodologies for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to other REITs.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires corporate owned real estate, primarily bank branches and office buildings, from financial institutions. It owns and manages these assets primarily under long-term triple net and bond net leases with banks. The Company is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

The forward-looking statements contained in this release are statements that are subject to various risks and uncertainties, including the uncertainties associated with the availability, timing and occurrence of transaction closings and changes in real estate and general market conditions. American Financial does not undertake a duty to update forward-looking statements. It may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

                         AMERICAN FINANCIAL REALTY TRUST

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
     For the Three and Nine Month Periods Ended September 30, 2003 and 2002
                                   (Unaudited)
                      (In thousands, except per share data)

                                                            Three-Month Periods                      Nine-Month Periods
                                                -----------------------------------------  -----------------------------------------
                                                                              Predecessor                               Predecessor
                                                                              -----------                               ------------
                                                 Three Month   September 10,   July 1,      Nine Month    September 10,  January 1,
                                                Period Ended      2002 to        2002 to   Period Ended      2002 to       2002 to
                                                September 30,  September 30,  September 9, September 30,  September 30, September 9,
                                                     2003          2002         2002           2003           2002          2002
                                                -------------  -------------  -----------  ------------  -------------  ------------
Revenues:
  Rental income                                    $ 33,499       $ 1,531       $ 5,100       $ 62,028       $ 1,531       $ 17,869
  Operating expense reimbursements                   13,341           434         1,323         18,336           434          5,577
  Interest income                                     1,205           368            64          2,362           368            105
  Other income                                          175            46           213            724            46            822
                                                   --------       -------       -------       --------       -------       --------
      Total revenues                                 48,220         2,379         6,700         83,450         2,379         24,373
                                                   --------       -------       -------       --------       -------       --------
Expenses:
  Property operating expenses                        20,150           649         1,742         28,660           649          7,198
  General and administrative                          5,345           526         1,463         13,026           526          4,695
  Interest expense on mortgages
  and other debt                                      9,401           632         2,667         19,748           632          9,745
  Depreciation and amortization                      15,132           441         1,704         30,050           441          5,822
                                                   --------       -------       -------       --------       -------       --------
      Total expenses                                 50,028         2,248         7,576         91,484         2,248         27,460
                                                   --------       -------       -------       --------       -------       --------
  Loss before investment income and
  expenses, net realized loss on sales
  of realized gains on sales of
  properties, and  minority interest                 (1,808)          131          (876)        (8,034)          131         (3,087)
                                                   --------       -------       -------       --------       -------       --------
Interest income from residential
mortgage-backed securities, net
of expenses                                              --           755            --          9,016           755             --

Interest expense on reverse
repurchase agreements                                    --          (332)           --         (4,355)         (332)            --
                                                   --------       -------       -------       --------       -------       --------
      Net interest income on
      residential mortgage-backed
      securities                                         --           423            --          4,661           423             --
                                                   --------       -------       -------       --------       -------       --------
Realized gains on sales of properties                    --            --            --             --            --             --
Property impairment charges                              --            --            --             --            --             --
Realized loss on sales of investments                    --          (825)           --         (9,241)         (825)            --
Income tax expense                                     (964)           --            --           (964)           --             --
                                                   --------       -------       -------       --------       -------       --------
      Income (loss) from operations
      before minority interest                       (2,772)         (271)         (876)       (13,578)         (271)        (3,087)
Minority interest                                       175           (49)           --          1,229           (49)            --
                                                   --------       -------       -------       --------       -------       --------
Net income (loss) from continued
operations                                         $ (2,597)      $  (320)      $  (876)      $(12,349)      $  (320)      $ (3,087)
                                                   ========       =======       =======       ========       =======       ========

Discontinued Operations:

Loss from operations, net of minority
interest of $49 for the 3 months
ended September 30, 2003, $75 for
the nine months ended September 30,
2003,  and $1 for the three and nine
months ended September 30, 2002                      (1,181)           (8)         (610)        (1,788)           (8)          (865)

Gains on disposals, net of minority
interest of $187 for the three months
ended September 30, 2003, $202 f
or the nine months ended September 30,
2003, and $4 for the three and nine
months ended September 30, 2002                       4,496            38         1,695          4,852            38          9,500
                                                   --------       -------       -------       --------       -------       --------

Income (loss) from discontinued operations            3,315            30         1,085          3,064            30          8,635
                                                   --------       -------       -------       --------       -------       --------
Net income                                         $    718       $  (290)      $   209       $ (9,285)      $  (290)      $  5,548
                                                   ========       =======       =======       ========       =======       ========

Basic income (loss) per share:
  From continuing operations                       $  (0.03)      $ (0.01)                    $  (0.20)      $ (0.01)
  From discontinued operations                         0.03          0.00                         0.05          0.00
                                                   --------       -------                     --------       -------
      Total basic loss per share                   $     --       $ (0.01)                    $  (0.15)      $ (0.01)
                                                   ========       =======                     ========       =======
Diluted income (loss) per share:
  From continuing operations                       $  (0.03)      $ (0.01)                    $  (0.20)      $ (0.01)
  From discontinued operations                         0.03          0.00                         0.04          0.00
                                                   --------       -------                     --------       -------
      Total diluted loss per share                 $     --       $ (0.01)                    $  (0.16)      $ (0.01)
                                                   ========       =======                     ========       =======

Set forth below is a reconciliation of our calculations of FFO and AFFO to net income:

------------------------------------------------------------------------------------------------------------------------------------
                                                                             Three-Month         Three-Month          Nine-Month
                                                                             Period Ended       Period Ended         Period Ended
                                                                            June 30, 2003     September 30, 2003  September 30, 2003
                                                                            (in thousands,      (in thousands,      (in thousands,
                                                                           except per share    except per share    except per share
                                                                                data)               data)                data)
------------------------------------------------------------------------------------------------------------------------------------
Funds from operations:
------------------------------------------------------------------------------------------------------------------------------------
   Net income (loss)                                                             $(12,856)         $    718          $ (9,285)
------------------------------------------------------------------------------------------------------------------------------------
   Minority interest in operating partnership                                      (1,314)               25            (1,013)
------------------------------------------------------------------------------------------------------------------------------------
   Depreciation and amortization                                                    7,879            14,164            27,310
------------------------------------------------------------------------------------------------------------------------------------
   Non real estate depreciation                                                       (25)              (18)              (60)
------------------------------------------------------------------------------------------------------------------------------------
   Funds from operations                                                         $ (6,316)         $ 14,889          $ 16,952
                                                                                 ========          ========          ========
------------------------------------------------------------------------------------------------------------------------------------
   Funds from operations per share, diluted                                      $  (0.13)         $   0.13          $   0.24
                                                                                 ========          ========          ========
------------------------------------------------------------------------------------------------------------------------------------
Adjusted funds from operations:
------------------------------------------------------------------------------------------------------------------------------------
   Funds from operations                                                         $ (6,316)         $ 14,889          $ 16,952
------------------------------------------------------------------------------------------------------------------------------------
   Straightline rental income                                                       5,171             5,899            16,320
------------------------------------------------------------------------------------------------------------------------------------
   Straightline rent expense                                                           (4)               29                64
------------------------------------------------------------------------------------------------------------------------------------
   Tenant improvements and leasing commissions                                       (215)             (127)             (592)
------------------------------------------------------------------------------------------------------------------------------------
   Amortization of deferred costs                                                   1,476             2,115             4,796
------------------------------------------------------------------------------------------------------------------------------------
   Amortization of fair market rental adjustment, net                                (172)              114              (142)
------------------------------------------------------------------------------------------------------------------------------------
   Amortization of deferred compensation                                              299             1,364             1,714
------------------------------------------------------------------------------------------------------------------------------------
   Realized (gain) loss on sale of investments, net                                10,243                --             9,154
------------------------------------------------------------------------------------------------------------------------------------
   Adjusted funds from operations                                                $ 10,482          $ 24,283          $ 48,266
                                                                                 ========          ========          ========
------------------------------------------------------------------------------------------------------------------------------------